                                                                    EXHIBIT 8.1




                                September 4, 1998

                                                                 (312) 368-4000


Equity Residential Properties Trust
Two North Riverside Plaza, Suite 400
Chicago, IL  60606

      Re:      Tax Opinion for Merger with Merry Land & Investment Company, Inc.

Ladies and Gentlemen:

         We are acting as special counsel to Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), in connection with the Joint Proxy Statement/Prospectus/Information Statement, included in the Registration Statement on Form S-4 (File No. 333-61449) (the "Registration Statement"), relating to the proposed merger (the "Merger") of Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), with and into EQR. You have requested our opinion as to certain federal income tax matters described below.

         Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

         As more fully described in the Registration Statement, EQR, with the consent of Merry Land, which consent may not be unreasonably withheld, may elect to effect the transactions contemplated by the Merger through an alternative series of transactions (as defined in the Registration Statement, the "Alternative Merger Transactions"), upon receipt of a favorable private letter ruling from the Internal Revenue Service reasonably acceptable to counsel for EQR and Merry Land, respectively, with respect to the tax-free nature of the Alternative Merger Transactions.

         The Merger, the Alternative Merger Transactions, and all agreements relating to the Merger and/or the Alternative Merger Transactions (the "Agreements") are more fully described in the Registration Statement. All descriptions of and references to the Merger and/or the Alternative Merger Transactions contained in this opinion letter are qualified in their entirety by the terms of the Agreements.

THE MERGER

          In the event the Merger is consummated, it will be consummated pursuant to (i) an Agreement and Plan of Merger, dated as of July 8, 1998, between EQR and Merry Land, as amended

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Equity Residential Properties Trust
September 4, 1998
Page 2


by that certain First Amendment to the Merger Agreement, dated September 4, 1998 (collectively, the "Merger Agreement"), (ii) the Articles of Merger, by and between EQR and Merry Land, entered into in connection with the Merger Agreement (the "Articles of Merger"), and (iii) the Certificate of Merger by and between EQR and Merry Land, entered into in connection with the Merger Agreement (the "Certificate of Merger").

         Pursuant to the Merger, Merry Land will be merged, in accordance with the applicable provisions of the Maryland General Corporation Law ("MGCL") and the Georgia Business Corporation Code ("GBCC"), with and into EQR, with EQR as the surviving trust. The Merger will be voted upon, as required by law, by EQR shareholders and Merry Land shareholders at special meetings.

         As of the effective time of the Merger (the "Effective Time"), and by virtue of the Merger, each share of Merry Land Common outstanding immediately prior to the Effective Time shall be converted into .53 shares of EQR Common. No fractional shares of EQR Common will be issued in connection with the Merger. In lieu thereof, holders of Merry Land Common will receive cash. In addition, as of the Effective Time, and by virtue of the Merger, each issued and outstanding share of Merry Land Series A Preferred, Merry Land Series B Preferred, Merry Land Series C Preferred, Merry Land Series D Preferred and Merry Land Series E Preferred, shall be converted into one share of EQR Series H Preferred, EQR Series I Preferred, EQR Series J Preferred, EQR Series K Preferred, and EQR Series L Preferred, respectively.

THE ALTERNATIVE MERGER

         In the event the Alternative Merger Transactions are consummated, they will be consummated pursuant to (i) the Merger Agreement, (ii) the Certificate of Merger, by and between Merry Land LLC (as defined below) and Merry Land Merger Subsidiary (as defined below), entered into in connection with the Merger Agreement and (iii) the Articles of Merger by and between EQR and Merry Land Merger Subsidiary, entered into in connection with the Merger Agreement.

         Pursuant to the Alternative Merger Transactions, Merry Land will form a wholly-owned subsidiary corporation ("Merry Land Merger Subsidiary"), that in turn will form Merry Land LLC (of which Merry Land Merger Subsidiary will be the sole member). On the Closing Date, Merry Land will merge with and into Merry Land LLC, with Merry Land LLC being the surviving entity of the merger (the "ML/LLC Merger").

         In the ML/LLC Merger, each issued and outstanding share of Merry Land Common will be converted into one share of common stock, without par value, of Merry Land Merger Subsidiary ("Merry Land Merger Subsidiary Common"), and each issued and outstanding share of Merry Land Preferred will be converted into one share of Merry Land Merger Subsidiary preferred stock ("Merry


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Equity Residential Properties Trust
September 4, 1998
Page 3


Land Merger Subsidiary Preferred") having the same preferences, rights and powers as the corresponding series of Merry Land Preferred. Each certificate representing issued and outstanding Merry Land Common or Merry Land Preferred shall, upon consummation of the ML/LLC Merger, be deemed to represent the same number of shares of Merry Land Merger Subsidiary Common or Merry Land Merger Subsidiary Preferred, respectively. As of the effective time of the ML/LLC Merger (the "ML/LLC Merger Effective Time"), each outstanding Merry Land Option shall be assumed by Merry Land Merger Subsidiary and shall be deemed to constitute an option to acquire (each a Merry Land Merger Subsidiary Stock Option"), on the same terms and conditions applicable under such Merry Land Option, the same number of shares of Merry Land Merger Subsidiary Common as the holder of such Merry Land Option would have been entitled to receive pursuant to the ML/LLC Merger had such holder exercised such Merry Land Option in full immediately prior to the ML/LLC Merger Effective Time.

         Immediately following the ML/LLC Merger Effective Time, Merry Land Merger Subsidiary will merge with and into EQR, with EQR being the surviving entity of such merger (the "Merry Land Merger Subsidiary/EQR Merger"). The Alternative Merger Transactions will be voted upon, as required by law, by EQR shareholders and Merry Land shareholders at special meetings.

         As of the effective time of the Merry Land Merger Subsidiary/EQR Merger (the "Merry Land Merger Subsidiary/EQR Merger Effective Time"), and by virtue of the Merry Land Merger Subsidiary/EQR Merger, each share of Merry Land Merger Subsidiary Common and Merry Land Merger Subsidiary Preferred (collectively, "Merry Land Merger Subsidiary Shares") will be converted into EQR shares on the same basis that shares of Merry Land Common and Merry Land Preferred would have been converted into EQR Shares had the Merger occurred. Following the Merry Land Merger Subsidiary/EQR Merger, EQR will contribute its interests in Merry Land LLC to ERP Operating Partnership.

         You have directed us to assume in preparing this opinion, and our opinion is based on the understanding, that (i) the Merger (or, if consummated in lieu of the Merger, the Alternative Merger Transactions) and related transactions will be consummated in accordance with the terms, conditions and other provisions of the Agreements, and (ii) all of the information, descriptions, representations and assumptions of a factual nature set forth in this letter, in the Agreements, in the letter to us from EQR, dated September 4, 1998, attached as Exhibit A hereto, the letter to us from Merry Land, dated September 4, 1998, attached as Exhibit B hereto, and in the Joint Proxy Statement/Prospectus/Information Statement are accurate and complete and will be accurate and complete at the Effective Time (or, if the Alternative Merger Transactions are consummated, the Merry Land Merger Subsidiary/EQR Merger Effective Time). We have not independently verified any factual matters relating to the Merger or the Alternative Merger Transactions in connection with or apart from our preparation of this opinion, and accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

Equity Residential Properties Trust
September 4, 1998
Page 4


         In connection with the rendering of this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation thereof) that:

         1. Original documents (including signatures) are authentic; documents submitted to us as copies conform to the original documents (which are authentic); and there has been (or will be as of the Effective Time or the Merry Land Merger Subsidiary/EQR Merger Effective Time, as the case may be) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such verification; and

         3. The Merger (or, if consummated in lieu of the Merger, the Alternative Merger Transactions) will be effective under applicable State law.

         In rendering our opinions in paragraphs (A)(i) and (B)(ii), below, we have relied on the opinion of Hull, Towill, Norman & Barrett, P.C., dated as of the date hereof, described in Section 6.2(d) of the Merger Agreement and attached to the Registration Statement as Exhibit 8.4 regarding the qualification of Merry Land as a real estate investment trust under Section 856 of the Code.

         Based upon our review of the Agreements, the Joint Proxy
Statement/Prospectus/Information Statement and such other documents as we have deemed necessary and upon representations made to us by EQR and certain beneficial owners of shares of EQR Common, we are of the opinion that:

                  (A) Assuming that the Merger is consummated (and the Alternative Merger Transactions are not consummated) and all other events occur as contemplated in the Agreements and the Joint Proxy Statement/Prospectus/Information Statement, under the United States federal income tax laws in effect on the date hereof:

                           (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and EQR and Merry Land will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

                           (ii) no gain or loss will be recognized by EQR as a result of the Merger; and

                           (iii) no gain or loss will be recognized by the holders of EQR Common or EQR Preferred as a result of the Merger;



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Equity Residential Properties Trust
September 4, 1998
Page 5


                (B) Assuming that the Alternative Merger Transactions are consummated in lieu of the Merger and all other events occur as contemplated in the Agreements and the Joint Proxy
         Statement/Prospectus/Information Statement, under the United States federal income tax laws in effect on the date hereof:

                       (i)     the ML/LLC Merger will constitute a
                  reorganization within the meaning of Section 368(a) of the Code, and Merry Land and Merry Land Merger Subsidiary will each be a party to such reorganization within the meaning of
                  Section 368(b) of the Code;

                       (ii) the Merry Land Merger Subsidiary/EQR Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and EQR and Merry Land Merger Subsidiary will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

                       (iii) no gain or loss will be recognized by EQR as a result of the Merry Land Merger Subsidiary/EQR Merger; and

                        (iv) no gain or loss will be recognized by the holders of EQR Common or EQR Preferred as a result of the Merry Land Merger Subsidiary/EQR Merger; and

                (C) the statement of federal income tax matters and consequences described in the Joint Proxy Statement/Prospectus /Information Statement under the headings: "Summary-Federal Income
         Tax Consequences of the Merger," "Risk Factors-Consequences of Failure to Qualify as a REIT," "The Merger-Federal Income Tax Consequences of the Merger," "The Merger-Qualification of EQR as a REIT," "The Merger-Tax Aspects of EQR's Investment in Partnerships," "The Merger-Taxation of Shareholders," and "The Merger-Federal Income Tax Consequences of the Alternative Merger Transactions," to the extent that it constitutes matters of law or legal conclusions, is accurate in all material respects.

         The foregoing opinion is limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinion. We do not address any other federal income tax consequences of the Merger, the Alternative Merger Transactions, or any other matters of federal law and have not considered matters (including state or local tax consequences) arising under the laws of any jurisdiction other than the laws of the United States.

         This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. You should be aware that an opinion of counsel


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Equity Residential Properties Trust
September 4, 1998
Page 6


represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

         This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date. In rendering this opinion, we have assumed that there will be no change in the applicable laws of the State of Maryland or the State of Georgia, or in the Code, the regulations promulgated thereunder by the Treasury Department, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, if the facts vary from those relied upon (including if any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable.

         This opinion is rendered only to you and may not quoted in whole or in part or otherwise referred to, used by, or relied upon, nor be filed, or furnished to, any other person or entity other than EQR shareholders in connection with the Merger (or, if consummated in lieu of the Merger, the Alternative Merger Transactions) without our prior written consent. Notwithstanding the foregoing, we hereby consent to the use of this opinion as
Exhibit 8.1 to the Registration Statement and the use of our name in the Joint Proxy Statement/Prospectus/Information Statement under the sections entitled:
"Summary-Federal Income Tax Consequences of the Merger," "The Merger-Federal Income Tax Consequences of the Merger," "The Merger-Qualification of EQR as a REIT," "The Merger-Federal Income Tax Consequences of the Alternative Merger Transactions," and "Legal Matters." In giving this consent, we do not admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                 /s/ RUDNICK & WOLFE







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                                    EXHIBIT A

                       EQUITY RESIDENTIAL PROPERTIES TRUST
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                             CHICAGO, ILLINOIS 60606


                                September 4, 1998


Rudnick & Wolfe                                        Piper & Marbury, L.L.P.
203 North LaSalle Street                               Charles Center South
Suite 1800                                             36 South Charles Street
Chicago, Illinois  60601                               Baltimore, MD  21201-3018

         Re:      Tax Opinion for Merger - Officer's Certificate

Ladies and Gentlemen:

         In connection with the merger of Merry Land & Investment, Company, Inc., a Georgia corporation ("Merry Land"), with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), pursuant to the Joint Proxy Statement/Prospectus/Information Statement included in the Registration Statement on Form S-4 (File No. 333-61449), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), and certain related transactions, Rudnick & Wolfe, as special counsel for EQR, and Piper & Marbury L.L.P., as special counsel for Merry Land, have each been requested to render an opinion concerning certain federal income tax consequences of (i) the proposed merger (the "Merger") of Merry Land with and into EQR and/or (ii) if consummated in lieu of the Merger, the Alternative Merger Transactions (as defined in the Registration Statement).

         Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

         The Merger will be consummated pursuant to (i) an Agreement and Plan of Merger, dated as of July 8, 1998, by and between Merry Land and EQR, as amended by that certain First Amendment to the Merger Agreement (the "Merger Agreement"); (ii) the Articles of Merger, by and between Merry Land and EQR, entered into in connection therewith (the "Articles of Merger"); and (iii) the Certificate of Merger, by and between Merry Land and EQR, entered into in connection with the Merger Agreement (the "Certificate of Merger").

         As more fully described in the Registration Statement, EQR, with the consent of Merry Land, which consent may not be unreasonably withheld, may elect to effect the transactions contemplated by the Merger through an alternative series of transactions (as defined in the Registration Statement, the "Alternative Merger Transactions"), upon receipt of a favorable private letter ruling from the

September 4, 1998
Page 2


Internal Revenue Service reasonably acceptable to counsel for EQR and Merry
Land with respect to the tax-free nature of the Alternative Merger Transactions.


         If consummated in lieu of the Merger, the Alternative Merger Transactions will be consummated pursuant to (i) the Merger Agreement, (ii) the Certificate of Merger, by and between Merry Land LLC and Merry Land Merger Subsidiary, entered into in connection with the Merger Agreement and (iii) the Articles of Merger by and between EQR and Merry Land Merger Subsidiary, entered into in connection with the Merger Agreement.

         In connection with the issuance of your legal opinion as described above, EQR, on behalf of itself and ERP Operating Partnership, hereby makes the following representations (intending that Rudnick & Wolfe and Piper & Marbury L.L.P. will rely on such representations in rendering their opinions), each of which will be true as of the Effective Time of the Merger (or if the Alternative Merger Transactions are consummated, the effective time of the Alternative Merger Transactions) and thereafter, where relevant:

         1. The Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions) is (are) being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus/Information Statement.

         2. In the event the Merger is consummated, the fair market value of the EQR Shares received by each holder of Merry Land Shares will be approximately equal to the fair market value of the Merry Land Shares surrendered in the exchange.

         3. In the event the Alternative Merger Transactions are consummated, the fair market value of the EQR Shares received by each holder of Merry Land Merger Subsidiary Shares will be approximately equal to the fair market value of the Merry Land Merger Subsidiary Shares surrendered in the exchange.

         4. EQR has no plan or intention to reacquire any of the EQR Common to be issued in the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions).

         5. EQR has no plan or intention to sell or otherwise dispose of any of the assets acquired in the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions) except for (i) dispositions made in the ordinary course of business and (ii) any contribution to ERP Operating Partnership and/or any Subsidiary Entities by EQR and/or any of the Subsidiary Entities

September 4, 1998
Page 3


of any assets, including, but not limited to, any assets acquired by such entities pursuant to the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions).

         6. In the event the Merger is consummated, following the Merger, EQR will continue the historic business of Merry Land and will use a significant portion of Merry Land's historic business assets in a business.

         7. In the event the Alternative Merger Transactions are consummated, following the Alternative Merger Transactions, EQR will continue the historic business of Merry Land (and Merry Land Merger Subsidiary) and will use a significant portion of Merry Land's (and Merry Land Merger Subsidiary's) historic business assets in a business.

         8. In the event the Merger is consummated, EQR and the shareholders of EQR will pay their respective expenses incurred in connection with the Merger, and will not pay the expenses of Merry Land or the Merry Land shareholders, except for those expenses of Merry Land that are solely and directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         9. In the event the Alternative Merger Transactions are consummated, EQR and the shareholders of EQR will pay their respective expenses incurred in connection with the Alternative Merger Transactions, and will not pay the expenses of (i) Merry Land or the Merry Land shareholders or (ii) Merry Land Merger Subsidiary or the Merry Land Merger Subsidiary shareholders, except for those expenses of Merry Land and/or Merry Land Merger Subsidiary that are solely and directly related to the Alternative Merger Transactions in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

         10. There is no intercorporate indebtedness existing between EQR and Merry Land that was issued, acquired or will be settled at a discount.

         11. There is no intercorporate indebtedness existing between EQR and Merry Land Merger Subsidiary that was issued, acquired or will be settled at a discount.

         12. Although EQR is an "investment company," as defined in Code Sections 368(a)(2)(F)(iii) and (iv), EQR is also a real estate investment trust, as defined in Code Section 856(a), described in Code Section 368(a)(2)(F)(i).

September 4, 1998
Page 4



         13. EQR is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Code Section 368(a)(3)(A).

         14. None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common or EQR Preferred. The compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the EQR Common or EQR Preferred received by any shareholder-employee of EQR will be in exchange for, or in consideration of, services rendered to EQR or any other entity by such shareholder-employee.

         15. In the event the Merger is consummated, the payment of cash in lieu of fractional shares of EQR Common in connection with the Merger is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Merry Land shareholders in lieu of issuing fractional shares of EQR Common will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Merry Land Common in exchange for their Merry Land Common. The fractional share interests of each holder of Merry Land Common will be aggregated, and no holder of Merry Land Common will receive cash in an amount greater than the value of one share of Merry Land Common.

         16. In the event the Alternative Merger Transactions are consummated, the payment of cash in lieu of fractional shares of EQR Common in connection with the Merry Land Merger Subsidiary/EQR Merger is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merry Land Merger Subsidiary/EQR Merger to Merry Land Merger Subsidiary shareholders in lieu of issuing fractional shares of EQR Common will not exceed one percent of the total consideration that will be issued in the Merry Land Merger Subsidiary/EQR Merger to the holders of Merry Land Merger Subsidiary Common in exchange for their Merry Land Merger Subsidiary Common. The fractional share interests of each holder of Merry Land Merger Subsidiary Common will be aggregated, and no holder of Merry Land Merger Subsidiary Common will receive cash in an amount greater than the value of one share of Merry Land Merger Subsidiary Common.

         17. The principal purpose of EQR's assumption of liabilities and/or acquisition of properties subject to liabilities in connection with the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions) is not to avoid federal income tax, and EQR has a

September 4, 1998
Page 5



valid business purpose for assuming any liabilities and/or acquiring properties subject to liabilities in connection with the Merger (or if consummated in lieu of the Merger, the Alternative Merger Transactions).

         18. EQR has the corporate power and authority to make all of the representations contained herein.


                                       EQUITY RESIDENTIAL PROPERTIES TRUST,
                                       a Maryland real estate investment trust



                                       By:/s/ Bruce C. Strohm

                                          --------------------------------------
                                       Name:   Bruce C. Strohm
                                            ------------------------------------
                                       Its:    Executive Vice President
                                           -------------------------------------

                                    EXHIBIT B

                      MERRY LAND & INVESTMENT COMPANY, INC.
                             TAX OPINION CERTIFICATE



         This Certificate is being issued to Rudnick & Wolfe and Piper & Marbury, L.L.P. in connection with the rendering of their respective opinions regarding certain federal income tax consequences of a merger pursuant to the Agreement and Plan of Merger, dated as of July 8, 1998, as amended (the "Merger Agreement"), by and between Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), Merry Land & Investment Company, Inc., a Georgia corporation ("Merry Land"), providing, among other things, for the merger of Merry Land with and into EQR (the "Merger") or, in the alternative, the merger of Merry Land with and into Merry Land LLC, a Delaware limited liability company all of the membership interests in which will be owned by Merry Land Merger Subsidiary, Inc. ("ML Sub"), a Maryland corporation which will be a newly formed wholly owned subsidiary of Merry Land (the "Reincorporation Merger") immediately followed by the merger of ML Sub with and into EQR (the "Acquisition Merger"). The Merger Agreement provides, in effect, that the Merger will be implemented unless the Internal Revenue Service (the "Service") issues a private letter ruling to the effect that (1) certain preliminary distributions by Merry Land to its stockholders (the "Target Distribution"), the Acquisition Merger and a certain post-closing combination of two partnerships substantially owned respectively by Merry Land and EQR (the "Acquiring Partnership Transaction") will have no effect on the qualification of the Reincorporation Merger as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code and (2) the Target Distribution, the Reincorporation Merger and the Acquiring Partnership Transaction will have no effect on the qualification of the Acquisition Merger as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. If the Service issues such a ruling, EQR with the consent of Merry Land, which consent may not be unreasonably withheld, may elect to implement the Reincorporation Merger and the Acquisition Merger in lieu of the Merger. As used herein, "EQR Stock" shall mean any shares of beneficial interest of EQR classified as common shares or as any one of the several classes of preferred shares that EQR is authorized to issue. Any capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Merger Agreement.


                                  I. THE MERGER

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents to Rudnick & Wolfe and Piper & Marbury, L.L.P. with respect to the Merger that the following facts are now true and will continue to be true through and as of the Effective Time:

         (a) The fair market value of the EQR Stock received by each Merry Land shareholder will be approximately equal to the fair market value of the Merry Land stock surrendered by that Merry Land shareholder in the Merger.

         (b) To the best of the knowledge of the undersigned and Merry Land, there is no plan or intention on the part of the stockholders of Merry Land, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of, to EQR or any person related to EQR within the meaning of Section 1.368-1(e)(3) of the Treasury regulations any shares of EQR Stock received in the Merger other than shares of EQR Stock exchanged for cash in lieu of fractional shares of EQR Stock.

         (c) The liabilities of Merry Land assumed in the Merger and the liabilities to which the transferred assets of Merry Land are subject were incurred by Merry Land in the ordinary course of its business.


         (d) Merry Land and the shareholders of Merry Land will pay their respective expenses, if any, incurred in connection with the Merger and, except to the extent indicated in the following sentence, none of such expenses will be assumed or paid by EQR. EQR will assume or pay only those expenses of Merry Land that are solely and directly related to the Merger in accordance with the guidelines established by Revenue Ruling 73-54.



         (e) There is no intercorporate indebtedness existing between Merry Land and EQR that was issued, acquired, or will be settled at a discount.



         (f) Merry Land has in effect a valid election to be a real estate investment trust and such election shall remain in effect at all times through and including the Effective Time. Merry Land satisfies all of the requirements necessary to qualify as a real estate investment trust within the meaning of
Section 856(a) of the Code and Merry Land shall continue to satisfy all of such requirements at all times through and including the Effective Time.



         (g) Merry Land is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.



         (h) The fair market value of the assets of Merry Land transferred to EQR will equal or exceed the sum of the liabilities assumed plus the amount of liabilities, if any, to which the transferred assets are subject.



         (i) The payment of cash in lieu of fractional shares of EQR Stock is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Merry Land shareholders instead of issuing fractional shares of EQR Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Merry Land shareholders in exchange for their shares of Merry Land stock. The fractional share interests of each Merry Land shareholder will be aggregated, and no Merry Land shareholder will receive cash in an amount equal to or greater than the value of one full share of EQR Stock.

         (j) None of the compensation received by a shareholder-employee of Merry Land will be separate consideration for, or allocable to, any of the shareholder-employee's shares of Merry Land stock; none of the shares of EQR Stock received by the shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to the shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.


                         II. THE REINCORPORATION MERGER

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents to Rudnick & Wolfe and Piper & Marbury, L.L.P. with respect to the Reincorporation Merger that the following facts are now true and will continue to be true through and as of the Effective Time:

         (a) The fair market value of the ML Sub stock to be received by each shareholder in the Reincorporation Merger will be, in each instance, equal to the fair market value of the Merry Land stock surrendered in exchange therefor.


         (b) To the best of the knowledge of the undersigned and Merry Land, there is no plan or intention by the holders of shares of stock of Merry Land to sell, exchange or otherwise dispose of any of the share of stock of ML Sub received in the Merger other than pursuant to the Acquisition Merger.


         (c) No consideration other than ML Sub Shares will be issued in exchange for shares of stock of Merry Land in the Reincorporation Merger.

         (d) ML Sub has no plan or intention to redeem or otherwise reacquire any of the ML Sub Shares to be issued in the Reincorporation Merger.

         (e) Immediately following the consummation of the Reincorporation Merger, the holders of shares of stock of Merry Land will own all of the outstanding shares of stock of ML Sub and will own such shares solely by reason of their ownership of the outstanding shares of stock of Merry Land immediately prior to the Reincorporation Merger.


         (f) Immediately following consummation of the Reincorporation Merger, ML Sub (through Merry Land LLC) will possess the same assets and liabilities as those possessed by Merry Land immediately prior to the Reincorporation Merger. All redemptions and distributions (other than the Target Distribution) made by Merry Land immediately preceding the Reincorporation Merger will, in the aggregate, constitute less than one percent of the net assets of Merry Land.


         (g) ML Sub has no plan or intention to sell or otherwise dispose of any of the Merry Land assets to be acquired by it in the Reincorporation Merger except for dispositions pursuant to the Acquisition Merger.

         (h) Except for the fact that ML Sub will merge into EQR in the Acquisition Merger, following the Reincorporation Merger, ML Sub will continue the historic business of the Merry Land in a substantially unchanged manner.

         (i) There is no intercorporate indebtedness existing between Merry Land and ML Sub that was issued, acquired, or that will be settled at a discount.


         (j) Merry Land has in effect a valid election to be a real estate investment trust and such election shall remain in effect at all times through and including the Effective Time. Merry Land satisfies all of the requirements necessary to qualify as a real estate investment trust within the meaning of
Section 856(a) of the Code and Merry Land shall continue to satisfy all of such requirements at all times through and including the Effective Time. Immediately after the consummation of the Reincorporation Merger, ML Sub will satisfy all of the requirements necessary to qualify as a real estate investment trust within the meaning of Section 856(a) of the Code.


         (k) ML Sub is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (l) ML Sub does not expect to issue additional shares of its stock.

         (m) ML Sub will not pay any expenses incurred in connection with the Reincorporation Merger by holders of shares of stock or beneficial interest of Merry Land.

         (n) ML Sub was organized solely for the purpose participating in the Reincorporation Merger and has never carried on a business.

                           III. THE ACQUISITION MERGER

         After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents to Rudnick & Wolfe and Piper & Marbury, L.L.P. with respect to the Acquisition Merger that the following facts are now true and will continue to be true through and as of the Effective Time:

         (a) The fair market value of the EQR Stock received by each ML Sub shareholder will be approximately equal to the fair market value of the ML Sub stock surrendered by that ML Sub shareholder in the Acquisition Merger.

         (b) To the best of the knowledge of the undersigned and ML Sub, there is no plan or intention on the part of the stockholders of ML Sub, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of, to EQR or any person related to EQR within the meaning of Section 1.368-1(e)(3) of the Treasury regulations any shares of EQR

Stock received in the Merger other than shares of EQR Stock exchanged for cash in lieu of fractional shares of EQR Stock.

         (c) The liabilities of ML Sub assumed in the Merger and the liabilities to which the transferred assets of ML Sub are subject were incurred by ML Sub in the ordinary course of its business.


         (d) ML Sub and the shareholders of ML Sub will pay their respective expenses, if any, incurred in connection with the Merger and, except to the extent indicated in the following sentence, none of such expenses will be assumed or paid by EQR. EQR will assume or pay only those expenses of ML Sub that are solely and directly related to the Acquisition Merger in accordance with the guidelines established by Revenue Ruling 73-54.



         (e) There is no intercorporate indebtedness existing between ML Sub and EQR that was issued, acquired, or will be settled at a discount.



         (f) Immediately prior to the consummation of the Acquisition Merger, ML Sub will satisfy all of the requirements necessary to qualify as a real estate investment trust within the meaning of Section 856(a) of the Code.



         (g) ML Sub is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.



         (h) The fair market value of the assets of ML Sub transferred to EQR will equal or exceed the sum of the liabilities assumed plus the amount of liabilities, if any, to which the transferred assets are subject.



         (i) The payment of cash in lieu of fractional shares of EQR Stock is solely for the purpose of avoiding the expense and inconvenience to EQR of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the ML Sub shareholders instead of issuing fractional shares of EQR Stock will not exceed one percent of the total consideration that will be issued in the Merger to the ML Sub shareholders in exchange for their shares of ML Sub stock. The fractional share interests of each ML Sub shareholder will be aggregated, and no ML Sub shareholder will receive cash in an amount equal to or greater than the value of one full share of EQR Stock.



         (j) None of the compensation received by a shareholder-employee of ML Sub will be separate consideration for, or allocable to, any of the shareholder-employee's shares of ML Sub stock; none of the shares of EQR Stock received by the shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to the shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         The undersigned recognizes that the respective opinions of Rudnick & Wolfe and Piper & Marbury, L.L.P. will be (i) based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and (ii) subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.

         The undersigned recognizes that the respective opinions of Rudnick & Wolfe and Piper & Marbury, L.L.P. will not address any tax consequences of the reorganizations or any action taken in connection therewith except as expressly set forth in such opinion.

         In witness whereof, the undersigned has executed this Certificate this 4th day of September, 1998.


                                           MERRY LAND & INVESTMENT COMPANY, INC.


                                           By: /s/ Dorrie E. Green
                                              ----------------------------

                                               Dorrie E. Green
                                           -------------------------------
                                           (type or print name)


                                           Title: Vice President and
                                                 -------------------------
                                                  Chief Financial Officer